JOINDER AND AMENDMENT
                          TO WARRANT TO PURCHASE STOCK

      This Joinder and Amendment to Warrant to Purchase Stock (this "AMENDMENT") is executed as of the ___ day of ____________, 2006 by New Generation Holdings, Inc., a Delaware corporation ("NGH") and New Generation Plastic, Inc., a Delaware corporation and a subsidiary of NGH ("NGP").

      WHEREAS, NGH has issued a Warrant to Purchase Stock (the "WARRANT") to the individual or entity set forth on the signature page hereto (the "HOLDER"); and

      WHEREAS, at this time, NGH does not have a sufficient number of authorized but unissued shares of common stock for issuance upon exercise of the Warrant as required under Section 7 of the Warrant; and

      WHEREAS, NGP has agreed to become a party to the Warrant and, at the election of the Holder, to issue shares of common stock in NGP to the Holder in the same amount and at the same exercise price as the Warrant Shares issuable under the Warrant, upon the terms and conditions of this Agreement; and

      WHEREAS, NGH and NGP have agreed to amend the terms and conditions of the Warrant as set forth herein.

      NOW THEREFORE, it is agreed as follows:

1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Warrant.

2. AMENDMENT OF WARRANTS.

      (a) The following definitions shall be added to Section 1 of the Warrant in the appropriate alphabetical order:

            "NGP" shall mean New Generation Plastic, Inc., a Delaware corporation and a subsidiary of the Company.

            "NGP Warrant Stock" shall have the meaning set forth in Section 2.6.

      (b)   The following subsections shall be added to Section 2 of the
            Warrant:

            "2.6 Right to Purchase NGP Warrant Stock. The Company and NGP agree that the Holder may, at Holder's election, exercise this Warrant to purchase shares of common stock of NGP in lieu of the Warrant Stock, in the same amount and at the same purchase price as the Warrant Stock ("NGP WARRANT STOCK"), whereupon NGP shall assume the same rights and obligations of the Company to the Holder under the terms of this Warrant.

            2.7 Right to Exchange NGP Warrant Stock. The Holder shall have the right to elect to exchange NGP Warrant Stock for shares of common stock of the Company on a share for share basis by providing written notice to the Company of its election to do so, provided however, that Holder may make such election only if, at the time of the election, there are a sufficient number of authorized shares of common stock of the Company available for issuance and delivery to the Holder upon such election and if a spin-off of NGP from the Company has not occurred. In the event that Holder makes such election under this Section 2.7, the Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of common stock of the Company equal to the number of shares of NGP Warrant Stock being exchanged."

            2.8 Right to Exchange NGH Warrant Stock. The Holder shall have the right to elect to exchange NGH Warrant Stock for shares of common stock of NGP on a share for share basis by providing written notice to the Company of its election to do so. In the event that Holder makes such election under this Section 2.8, NGP shall issue and deliver to the Holder a certificate or certificates for the number of shares of common stock of NGP equal to the number of shares of NGH Warrant Stock being exchanged."


      (c) "Exhibit 1" of the Warrant shall be deleted and "Exhibit 1" to this Amendment shall be substituted therefore.

3. JOINDER OF NGP. By the execution of this Amendment, NGP agrees to join in and become a party to the Warrant upon the terms and conditions stated herein.

4. REMAINING PROVISIONS UNAFFECTED. Except as amended hereby, the provisions of the Warrant are otherwise unaffected and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



                                               NEW GENERATION HOLDINGS, INC.



                                               By:__________________________
                                               Name:
                                               Title:



                                               NEW GENERATION PLASTIC, INC.



                                               By:__________________________
                                               Name:
                                               Title:




Holder:
Date of Warrant:
Warrant Reference No.:
Number of Warrant Shares:

                                    Exhibit 1

                               NOTICE OF EXERCISE

                    (TO BE EXECUTED UPON EXERCISE OF WARRANT)

                          NEW GENERATION HOLDINGS, INC.
                          NEW GENERATION PLASTIC, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of (CHECK ONE) _____ NEW GENERATION HOLDINGS, INC. OR _________ NEW GENERATION PLASTIC, INC. as provided for therein, and (check the applicable box):

      1. Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $_______ for __________ such securities.

      2. Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of _________ of such securities, according to the following calculation:

                  X = Y (A-B)               (     )= (  ) [(     ) - (     )]
                      -------               ---------------------------------
                         A                           (_______)

                  Where:

                  X = the number of shares of Warrant Stock to be issued to the Holder;

                  Y = the total number of shares of Warrant Stock as to which this Warrant is being exercised;

                  A = the Fair Market Value of one share of the Warrant Stock;
                  and

                  B = the Purchase Price of one share of Warrant Stock.

      3. Elects the Easy Sale Exercise option pursuant to Section 2.3 of the Warrant, and accordingly requests delivery of a net of ________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:      ______________________________________
Address:   ______________________________________
Signature: ______________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.